CONSULTING AGREEMENT

      This Agreement is made as of this 2nd day of July, 1996 by and between INNOVIR LABORATORIES, INC., with principal offices at 510 East 73rd Street, New York, New York 10021 (the "Company") and MEYERS POLLOCK ROBBINS INC. with offices at 33 Walt Whitman Road, Suite 200A, Huntington Station, New York 11746 (the "Consultant").

                              W I T N E S S E T H:

      WHEREAS, the Company desires to retain the Consultant, and the Consultant desires to be retained by the Company, pursuant to the terms and conditions hereinafter set forth;

      1. Retention: The Company hereby retains the Consultant to perform non-exclusive consulting services related to corporate finance and other matters, and the Consultant hereby accepts such retention and shall undertake reasonable efforts to perform for the Company the duties described herein. In this regard, subject to paragraph 7 hereof, the Consultant shall devote such time and attention to the business of the Company, as shall be determined by the Consultant, subject to the direction of the Chairman of the Company.

            (a) The Consultant agrees, to the extent reasonably required in the conduct of the business of the Company, and at the Company's request, to place at the disposal of the Company its judgement and experience and to provide business development services to the Company, including, without limitation, the following:

                  (i)   To assist in potential financing requirements;
                  (ii)  To assist in potential mergers and acquisitions;
                  (iii) To provide advice on investor relations and marketing strategies;
                  (iv) To provide advice with respect to corporate finance matters including, without limitation, changes in capitalization and corporate structure; and
                  (v)   To assist in strategic development.

            (b) At the Consultant's request, the Company will provide "due diligence" packages to registered representatives of the Consultant and other brokerage firms.

      2. Term: The Consultant's retention hereunder shall be for a term of two
(2) years commencing on the date of this Agreement. This Agreement may be terminated by either party upon sixty (60) days prior written notice at any time after January 1, 1997.

      3. Compensation: As full compensation for the consulting services hereunder, the Company shall grant to the Consultant warrants (the "Warrants") to purchase an aggregate of 300,000 shares of the Company's common stock, $.013 par value per share ("Common Stock"), exercisable for a period of five (5) years from the date hereof, as follows:

            (a) Warrants to purchase 200,000 shares at an exercise price equal to $0.05 per share (the "$0.05 Warrants"); and

            (b) Warrants to purchase 100,000 shares at an exercise price equal to $5.00 per share (the "$5.00 Warrants").

      The Company shall grant to the Consultant certain demand and "piggyback" registration rights to include the shares of Common Stock issuable upon exercise of the Warrants in any registration statement filed by the Company under the Securities Act of 1933, as amended.

      The Warrants shall have certain anti-dilution provisions for stock dividends, splits, mergers, sale of substantially all of the Company's assets, and for other unusual events (other than employee benefit and stock option plans for employees and advisors of the Company).

      Vesting of the Warrants shall be as follows and will depend upon the Consultant's continued performance under the terms of this Agreement:

                  (i) 50% of each of the $0.05 Warrants and the $5.00 Warrants (for the purchase of 100,000 shares and 50,000 shares, respectively) are vested immediately; and

                  (ii) 50% of each of the $0.05 Warrants and the $5.00 Warrants (for the purchase of 100,000 shares and 50,000 shares, respectively) are vested at the end of six (6) months (January 2, 1997).

      4. Expenses: The Company agrees to reimburse the Consultant for reasonable expenses incurred by the Consultant in connection with the services rendered hereunder. Any such expenses shall require the prior written approval of the Company.

      5. Indemnification: The Company agrees to indemnify and hold harmless the Consultant and its affiliates, the respective directors, officers, partners, agents and employees and each other person, if any, controlling the Consultant or any of its affiliates (collectively the "Consultant Parties"), to the full extent lawful, from and against all losses, claims, damages, liabilities and expenses incurred by them (including attorney's fees and disbursements) that result from actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, its agents or employees. The Consultant will indemnify and hold


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

harmless the Company and the respective director, officers, agents and employees of the Company (the "Company Parties") from and against all losses, claims, damages, liabilities and expenses that result from bad faith, negligence or unauthorized representations of the Consultant. Each person or entity seeking indemnification hereunder shall promptly notify in writing the Company or the Consultant, as applicable, of any loss, claim, damage or expense for which the Company or the Consultant, as applicable, may become liable pursuant to this paragraph, shall not pay, settle or acknowledge liability under any such claim without consent of the party liable for such indemnification and shall permit the Company or the Consultant, as applicable, a reasonable opportunity to cure any underlying situation and/or to mitigate any actual or potential damages. The scope of this indemnification between the Consultant and the Company shall be limited to, and pertain only to, those certain transactions contemplated or entered into pursuant to this Agreement.

      The Company or the Consultant, as applicable, shall have the opportunity to defend any claim for which it may be liable hereunder, provided it notifies the party claiming the right to indemnification within fifteen (15) days of notice of the claim.

      The rights stated pursuant to the preceding two paragraphs shall be in addition to any rights that the Consultant or the Company or any other person entitled to indemnification may have under common law or otherwise, including, without limitation, any right to contribution.

      6. Status of Consultant: The Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act for or represent the Company.

      7. Other Activities of Consultant: The Company recognizes that the Consultant now renders and may continue to render financial consulting and other investment banking services to other companies which may or may not conduct business and activities similar to those of the Company. The Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement but shall devote only so much of its time and attention as it deems reasonable for such purposes, subject to the direction of the Chairman of the Company.

      8. Control: Nothing contained herein shall be deemed to require the Company to take any action contrary to its Certificate of Incorporation or By-Laws, as each may be amended from time to time, or any applicable statue or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct of the affairs of the Company.

      9. Notices: Any notices hereunder shall be sent to the Company and the Consultant at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which, or manner in which, notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.


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

      10. Governing Law: This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without regard to conflict of laws.

      11. Entire Agreement: This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby and supersedes any and all previous agreements between the parties.

      12. Binding Effect; Assignment: This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors, and assigns; provided, however, that this Agreement, and the rights and obligations sereunder, may not be assigned by either party hereto without the prior written consent of the other party.

      13. Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


INNOVIR LABORATORIES, INC.                MEYERS POLLOCK ROBBINS INC.



By:/s/ALLAN R. GOLDBERG                   By:/s/HOWARD SCWHARTZ
   --------------------                      ------------------
   Title:                                    Title:


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